EXHIBIT 13

                                Power of Attorney

                                 With Respect To
                    The Union Central Life Insurance Company
             Variable Annuities and Variable Life Insurance Products



Steven J. Valerius,
whose signature appears below, constitutes and appoints Elizabeth F. Martini and Robert C. Barth, and any such person(s) as Elizabeth F. Martini may designate in writing directed to the President of The Union Central Life Insurance Company, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign the any registration statements for The Union Central Life Insurance Company variable annuity and variable life insurance products listed below, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission ("SEC") and necessary regulatory authorities of any State, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

The separate accounts and variable products covered by this Power of Attorney are:

    CARILLON ACCOUNT
             VA I........................................SEC File No. 002-92146
             VA II and VA II SA..........................SEC File No. 333-110336
             ADVANTAGE VA III............................SEC File No. 333-118237

    CARILLON LIFE ACCOUNT
             EXCEL CHOICE ...............................SEC File No. 033-94858
             EXECUTIVE EDGE..............................SEC File No. 333-36220
             EXCEL ACCUMULATOR...........................SEC File No. 333-116386


This Power of Attorney is effective October 7, 2008 and remains in effect until revoked or revised.


          Signed:             /S/ Steven J. Valerius
                   --------------------------------------------
                                Steven J. Valerius
                                     President